Norm Osborn President, CEO

Holding Company Brings Flexibility In Expanding Bank

By now, many of you will have received your new CB Financial Corporation stock certificates, replacing the original Cornerstone Bank certificates. That paper transaction signals an even brighter horizon for this bank.

     A bank holding company can own a bank, banks or related businesses, and allows us to use our capital strength in ways beyond normal banks. For example, by using a trust preferred stock transaction, we raised additional capital to allow us, among other things, to proceed with opening our second branch without penalizing stockholders. We also can open a much-needed loan production office in Zebulon.

     As the banking environment continues to shrink due to mergers and other changes, we are better positioned as a long-term player in this market.

     Our stock remains strong, and we have delivered a 4th consecutive year of stock dividends.

     Help yourself and our Bank by making full use of Cornerstone products and services. We look forward to seeing you here.

Branch to open at Mall next quarter

Renovations underway; Mall improvements also planned

Cornerstone Bank will
open a second office later
this year, providing service
to residents and businesses
near Parkwood Mall.
The branch will be
heavily renovated, and be a
good fit for the overall
improvements planned for

the entire Mall project. This former First Union office at the Mall will be Previously used as a transformed into a Cornerstone office and opened in coming weeks

First Union office prior to merger with Wachovia, the office was once home to $85 million in local deposits.

     “We expect heavy traffic for this branch,” Cornerstone president Norm Osborn said. “We have plenty of parking, plenty of ways to enter and exit the property, and we’ll make it look like home for a Cornerstone Bank with touches inside and outside.

     “We studied the optimum locations for our next branch, and we always went back to the Mall site,” Osborn added. “Once we learned that the entire Mall would be revitalized, we wanted to share in that.” Personnel have not been announced for movement to the new branch, but several staff members have asked to help start the new office. Employees will be named soon.

Loan Production Office opens in Zebulon

A loan production office in Zebulon becomes Cornerstone Bank’s first move outside Wilson County. The office, at 308 Arendell Ave, will not accept deposits and daily transactions, serving only the lending needs of the area for now.

     Mickey Walker will manage the office. He has a strong following in the area. Also, Cornerstone’s chief lending officer, Robert Ladd, is a former banker in Zebulon, and he will also use those contacts in growing the loans.

     “This is one of the fastest growing areas in North Carolina,” Ladd said. “We want to assist in that with a friendly community bank.”

Loan growth brings new people, better way of serving customers

Sara Hudgins enjoys loans...as well as spectator sports, golf and other activities

When Sara Hudgins joined Cornerstone Bank, with high energy levels and good area contacts, management saw a way to reorganize mortgage and retail lending. While Ms. Hudgins concentrates much of her efforts in expanding the mortgage department, she also helps with other lending opportunities and works with Shelley Hale and Lori Baker to offer three customer contact points instead of one.

"We were maybe too limited in dedicating staff members just for consumer loans, or just for mortgages," chief lending officer Robert Ladd said. "We have three multi-talented people who know the lending business and the mortgage industry. It's the same concept we'll take to Zebulon with our new loan production office, headed there by Mickey Walker and supported by our people here. Customers can get proper assistance from a team instead of an individual."

Ms. Hudgins is a good addition to Cornerstone. She grew up in Enfield and earned a B.S. in business administration from East Carolina. Before joining Cornerstone, she worked with mortgage firms covering Rocky Mount, Tarboro and Wilson. She has processed loans, made funding decisions, and worked directly with customers and Realtors. She has experience in construction, home equities, first and second mortgages, refinances, and assorted other mortgage options including a full menu of terms, rates and options.

> People know that I will take care of the details, follow-up as needed, and work hard to find the right loan for the right person.
> — *Sara Hudgins*

"People know that I will take care of the details, follow-up as needed, and work hard to find the right loan for the right person," Ms. Hudgins said.

"We found that people relate well with Sara," Cornerstone president Norm Osborn said. "She has the characteristics that fit the personality of our bank."

Ms. Hudgins is a true sports fan, following spectator sports and her own interests in golf, deep sea fishing and other activities.

Growth brings additional personnel

When senior management looked at strengths and weaknesses, opportunities and threats affecting the bank's growth for 2005, two overriding needs emerged: the main office was tapped out for space, yet needed additional staff members to maintain customer service levels.

Both problems were solved within the first half of the year. Space plans are underway, with a new branch and with some administrative offices in a building under construction next door to the main office.

Solving the human resources were even easier, as some of the best banking people in the area show an interest in joining Cornerstone. "We can still handpick our people," Cornerstone president Norm Osborn said, "and that's the way we want it. We want employees who understand what we stand for and want to grow with the bank. We're very happy with the new people here, and they've been trained well on our operations. Our bank is better because of them."

New staff members include Penny Bass, Heather Anderson, Mandy Ingram, Lori Baker, Tracy Bunn and Amy Ballard.

Among the newer employees include Penny Bass and Mandy Ingram, customer service assistants, Amy Ballard and Heather Anderson, helping with accounting and back office operations, Tracy Bunn as a customer service officer for new accounts, and Lori Baker as a loan assistant.

None are new to banking, adding years of experience and offering good instincts and insights on ways to treat customers with respect, knowledge, and consistency.

From the board of directors and management:

Your bank earned $335,000 for the second quarter of 2005 (June 30, 2005), and $647,000 for the first six months of this year.

Those earnings are 114.7% above the same period last year. Earnings per share as of June 30, 2005 were $0.34, compared to $0.16 for one year earlier.

Total loans and deposits also are growing consistently.

Assets now exceed $127 million.

Now in our fifth year of existence, we are ready for a second office, to be opened later this year. Already we have staffed accordingly and cultivated the training that makes the customer experience so different at our bank.

We now boast 16 consecutive quarters of profitability, and we have paid a fourth consecutive year of stock dividends.

As we expand the bank in response to customer needs, we also encourage you to be active with the bank. Your deposits, your loans, your comments on how we operate this bank is important to us.

Even nonbanking products are available here, including some highly specialized services for trusts, investments, insurance, and related financial assistance.

We thank you for allowing us to serve you, and we always look forward to any feedback.

Selected financial information
Past four quarters of operations

ASSETS
$111.4 mil
$119.9 mil
$125.7 mil
$127.7 mil
9-04
12-04
3-05
6-05
DEPOSITS
$96.7 mil
$108.5 mil
$114.1 mil
$115.8 mil
9-04
12-04
3-05
6-05
LOANS
$86.0 mil
$89.3 mil
$91.9 mil
$92.3 mil
9-04
12-04
3-05
6-05
EARNINGS
$179,000
$217,000
$312,000
$335,000
9-04
12-04
3-05
6-05

For more information on our results of operations, see CB Financial Corporation's Form 10-QSB Quarterly Report filed with the SEC on August 15, 2005.

Board of Directors

Thomas E. Brown, III (Chairman)
John C. Anthony
Robert E. Kirkland, III
Judy A. Muirhead
W. Coalter Paxton, III
Gregory A. Turnage
S. Christopher Williford
David W. Woodard

Who to contact at Cornerstone

Here's a quick primer of who's who when you call or visit Cornerstone:

- **Teena Lamm:** customer service officer.
- **Shelley Hale:** customer service officer.
- **Doreen Hogan:** customer service supervisor.
- **Cheryl Parker:** branch operations
- **Tracy Bunn**, customer service officer
- **Penny Bass:** customer service assistant, teller.
- **Rosetta Barnes:** customer service assistant, teller.
- **Dee Skinner:** customer service assistant, teller
- **Mandy Ingram:** customer service assistant, teller
- **Dorothy Bunn:** administrative assistant, receptionist.
- **Sara Hudgins:** mortgages, retail loans, customer service.
- **Lori Baker:** mortgage and retail loan assistant.
- **Brenda Etheridge:** loan assistant.
- **Denise Davis:** loan documentation, businesses services assistant
- **Tonya Burks:** loan doc assistant.
- **Amy Ballard**, loan doc assistant
- **Heather Anderson:** loan doc assistant.
- **George Smith:** investments.
- **Michele Finch:** assistant to the controller
- **Mickey Walker:** loan and mortgage production officer, Zebulon office

Management Team

Norm Osborn, President and CEO
Robert Ladd, Chief Lending Officer
Brooks Batchelor, Senior Business Development Officer
Robert Kernodle, Chief Information Officer
Rex Williams, Chief Financial Officer
Dora Kicklighter, Controller and Principle Accounting Officer

3710 Nash St. North • Wilson, NC 27896
252/243-5588

CB Financial Corporation

The financial holding company for

Cornerstone Bank

www.thecornerstonebank.com

The 2nd 50 Club, exclusive for Cornerstone Bank seniors checking customers, continues with activities.

In March, a seminar on long-term care insurance issues preceded a St. Patrick's Day party with costumes and games.

Then in July, the Club planned a day-trip excursion to Southpoint in Durham. Members traveled in an air-conditioned bus, had no parking concerns, and stayed inside throughout the day. The opportunity to escape the heat and enjoy a day with friends was much appreciated.

The Club will have another activity around the holidays. ***Plans have been prepared for a holiday overnight trip this November to the Biltmore House in Asheville.*** Details will be announced soon.

For more information on the Club, contact Teena Lamm, Cheryl Parker, or Dorothy Bunn at the bank (252/243-5588)

DARE TO COMPARE!

Member FDIC • Equal Housing Lender

Bank News:

Chamber Small Business Week draws crowd

Cornerstone Bank again hosted the Chamber of Commerce Small Business Week party, with a large crowd attending. The week also featured a business luncheon with speaker ***Van Eure***, daughter of long-term NC Secretary of Agriculture Thad Eure Sr.. Ms. Eure continues as owner of the Angus Barn in Raleigh, offering wise advice from the standpoint of a small business owner, a female owner, and a local corporate citizen...

Harry Davis, a economist at Appalachian State University and heavily involved in banking issues, delivered the Wilson annual economic development luncheon address that was well received and well attended...

Mickey Walker heads Cornerstone Bank's new loan production office in Zebulon. The office is located at 308 Arendell Avenue and the phone number is 919/269-0201.

Specialized banking products of interest:

As a participating bank in the CDARS program (Certificate of Deposit Account Registry Service), a customer now can safely deposit more than $100,000 and still have full FDIC insurance. The customer receives a single statement, a known interest yield, and a single contact point. Other banks in the program then swap comparable deposits, keeping customer deposits within the limits of insurance at each bank. The system works, and specifics are available at Cornerstone Bank.

•

Cornerstone Bank is one of 10 North Carolina community banks to provide capital for opening Community Trust of the Southeast. Services include retirement options, wealth transfer planning, tax planning, trust services, investment management, preservation of assets, and other highly specialized services often unavailable at community banks. This is a niche that now can be adequately and expertly served.